UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 29, 2025

Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania		1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

525 William Penn Place
Suite 3300
Pittsburgh,	Pennsylvania		15219

(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (412) 248-8000

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Capital Stock, par value $1.25 per share	KMT	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 29, 2025, the Board of Directors (the “Board”) of Kennametal Inc. (the “Company”) announced the appointment of Shelley Bausch, age 60, to serve as a member of the Board of Directors to hold office from May 1, 2025 until the Annual Meeting of Shareholders in October 2025, where she would be proposed to be elected. She will also serve on the Audit Committee of the Board.
Ms. Bausch is the recently retired President, Global Industrial Coatings of Axalta Coatings Systems, which business includes energy solutions, general industrial and powder coatings, among others. She held this position since 2024 and prior to this, she was the Senior Vice President Global Industrial Coatings since 2021. Before Axalta, Ms. Bausch led the Asia Pacific region and the Fluid Technologies business unit for the Carlisle Companies Inc., a manufacturer of engineered products used in roofing, architectural metal, aerospace, medical technologies, industrial, and transportation, among others. Prior to Carlisle, she led the Industrial Coatings business for PPG from 2014 to 2017 and spent 25 years at Dow Corning Corporation in a variety of senior management and commercial roles.
Ms. Bausch is eligible to participate in all customary compensation plans applicable to non-employee members of the Board, as described in the Company’s definitive proxy statement filed on September 17, 2024. She is also entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with her service on the Board and her attendance at Board and Committee meetings.
Ms. Bausch will be entering into an Indemnification Agreement with the Company in the form previously approved by the Board. Under the Indemnification Agreement, a form of which was filed as Exhibit 10.2 to the Form 8-K filed by the Company on March 22, 2005 and is incorporated herein by reference, Ms. Bausch will be entitled to be held harmless and indemnified by the Company against liability other than for willful misconduct or recklessness. The Indemnification Agreement also provides for the advancement of expenses.
There are no arrangements or understandings between Ms. Bausch and any other person pursuant to which Ms. Bausch was appointed to the Board. Ms. Bausch has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Additionally, on April 29, 2025, Cindy L. Davis provided notice to the Company that she does not intend to run for re-election to the Board at the Annual Meeting of Shareowners to be held in October 2025. She will retire from the Board as of September 1, 2025. Ms. Davis has been on the Board since 2012 and currently holds the position of Chair of the Compensation and Human Capital Committee.

Item 8.01 Other Events.
On May 1, 2025, the Company issued a press release announcing Ms. Bausch’s election as a member of the Board of Directors and the retirement of Ms. Davis. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Shelley Bausch and Cindy Davis Press Release dated May 1, 2025
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date:	May 1, 2025	By:	/s/ Michelle R. Keating
Michelle R. Keating
Vice President, Secretary and General Counsel

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